EXHIBIT 23.2



             CONSENT OF EXPERTS AND COUNSEL -- CONSENT OF ACCOUNTANT


Sherb & Co., LLP



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We  hereby  consent  to the  use in the  Prospectus  constituting  part  of this
Amendment No. 2 to Registration Statement on Form SB-2 of Samaritan Pharmaceuticals, Inc., of our report dated April 9, 2003, relating to the consolidated financial statements of the Company, as of December 31, 2002 and for the years ended December 31, 2002 and 2001 and for the period from January 1, 1997 through December 31, 2002 appearing in such Prospectus. We also consent to the references to us under the heading "Expert" in the Prospectus.



/s/ Sherb & Co., LLP
    ----------------
    Sherb & Co., LLP

Certified Public Accountants



New York, New York

September 15, 2003